UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Versailles Financial Corporation
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Maryland                              27-1330256
--------------------------------------       ---------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


27 East Main Street, Versailles, Ohio                            45380
-------------------------------------                            -----
(Address of Principal Executive Offices)                       (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act.

    None                                                  N/A
    ----                                      ------------------------------
(Title of Class)                              (Name of Each Exchange on Which
                                              Each Class is to be Registered)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [ ]                                   box. [x]

     Securities Act registration statement file number to which this form relates: 333-161968

     Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $0.01
                          -----------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Our Policy Regarding Dividends," "The Conversion," "Restrictions on Acquisition of Versailles Financial Corporation" and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-161968), as initially filed September 17, 2009 and as amended on November 3, 2009 and November 10, 2009, which is hereby incorporated herein by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws, reference is made to "Restrictions on Acquisition of Versailles Financial Corporation" and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-161968), as initially filed September 17, 2009 and as amended on November 3, 2009 and November 10, 2009, which is hereby incorporated herein by reference.

Item 2.  Exhibits.

     1. Registration Statement on Form S-1 (File No. 333-161968), as initially filed September 17, 2009 and as amended on November 3, 2009 and November 10, 2009, which is hereby incorporated herein by reference.

     2. Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-161968), as initially filed September 17, 2009 and as amended on November 3, 2009 and November 10, 2009.

     3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-161968), as initially filed September 17, 2009 and as amended on November 3, 2009 and November 10, 2009.

     4. Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-161968), as initially filed September 17, 2009 and as amended on November 3, 2009 and November 10, 2009.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            VERSAILLES FINANCIAL CORPORATION



Date:   January 8, 2010                By: /s/ Douglas P. Ahlers
                                           -------------------------------------
                                           Douglas P. Ahlers
                                           President and Chief Executive Officer